                                                                      Exhibit 11
                             Bancorp Hawaii, Inc.
             Statement Regarding Computation of Per Share Earnings
                            Years Ended December 31

                                                           Fully
                                             Primary       Diluted
                                             -------       -------
1994

Net Income                                 $117,738,000  $117,738,000
                                           ============  ============
Daily Average Shares Outstanding             42,356,253    42,356,253
Shares Assumed Issued for Stock Options         468,278       468,278
                                           ------------  ------------
                                             42,824,531    42,824,531
                                           ============  ============
Earnings Per Common Share and
 Common Share Equivalents                         $2.75         $2.75
                                           ============  ============


1993

Net Income                                 $132,567,000  $132,567,000
                                           ============  ============
Daily Average Shares Outstanding             42,413,637    42,413,637
Shares Assumed Issued for Stock Options         554,153       554,153
                                           ------------  ------------
                                             42,967,790    42,967,790
                                           ============  ============
Earnings Per Common Share and
 Common Share Equivalents                         $3.09         $3.09
                                           ============  ============


1992

Net Income                                 $127,524,000  $127,524,000
                                           ============  ============
Daily Average Shares Outstanding             41,828,413    41,828,413
Shares Assumed Issued for Stock Options         699,053       706,575
                                           ------------  ------------
                                             42,527,466    42,534,988
                                           ============  ============
Earnings Per Common Share and
 Common Share Equivalents                         $3.00         $3.00
                                           ============  ============